Exhibit 10.49
BRIGHAM EXPLORATION COMPANY
NON-QUALIFIED STOCK OPTION AGREEMENT
UNDER
THE 1997 DIRECTOR STOCK OPTION PLAN
THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”), made and entered into as of the  _____  day of                     , 20  _____, by and between Brigham Exploration Company, a Delaware corporation (the “Company”), and                      (“Director” or “Optionee”);
W I T N E S S E T H:
WHEREAS, the Board has adopted and the stockholders of the Company have approved and ratified the Brigham Exploration Company 1997 Director Stock Option Plan, as amended (the “Plan”) which provides for the automatic grant of non-qualified stock options to each Eligible Director of the Company; and
WHEREAS, pursuant to the Plan and subject to and upon the terms and conditions herein provided, effective as of the date hereof, this Agreement evidences the grant of an option under the Plan to Director, who was an Eligible Director at year-end;
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
1. Grant of Option and Option Period. The Company hereby grants to Director as of the date of this Agreement (the “Grant Date”), subject to the provisions of Section 2 hereof and as hereinafter set forth, an option (the “Option”) to purchase                      shares of Common Stock, par value $.01 per share, of the Company (“Common Stock”) at the price of $                     per share (such purchase price being 100% of the Fair Market Value of a share of Common Stock as of the date of grant), at any time or (with respect to partial exercises) from time to time during a period commencing on the first anniversary of the Grant Date and ending on                     , 20  _____  [INSERT DATE THAT IS THE 7TH ANNIVERSARY OF THE GRANT DATE] (the “Option Period”), provided that the number of shares purchasable hereunder in any period or periods of time during which the Option is exercised shall be limited as follows:
(a) only 20% of such shares are purchasable, in whole at any time or in part from time to time, commencing                     , 20  _____, if the Optionee serves as director until that date;
(b) an additional 20% of such shares are purchasable, in whole at any time or in part from time to time, commencing                     , 20  _____, if the Optionee serves as director until that date;

(c) an additional 20% of such shares are purchasable, in whole at any time or in part from time to time, commencing                     , 20  _____, if the Optionee serves as director until that date;
(d) an additional 20% of such shares are purchasable, in whole at any time or in part from time to time, commencing                     , 20  _____, if the Optionee serves as director until that date; and
(e) the remainder of such shares are purchasable, in whole at any time or in part from time to time, commencing                     , 20  _____, if the Optionee serves as director until that date.
This option is a nonqualified stock option and is not intended to qualify as an incentive stock option under Section 422 of the Code.
2. Termination of Service. Any provision of Section 1 hereof to the contrary notwithstanding:
(a) If Director ceases to be a member of the Board on account of Director’s (i) fraud or intentional misrepresentation or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect majority-owned subsidiary of the Company, then the Option shall automatically terminate and be of no further force or effect as of the date Director ceases to be a member of the Board;
(b) If Director shall die during the Option Period while a member of the Board (or during the additional three-month period provided by Section 2(c) hereof), the Option may be exercised, to the extent that Director was entitled to exercise it at the date of Director’s death, only within one year after such death (but not beyond the Option Period) by the executor or administrator of the estate of Director or by the person or persons who shall have acquired the Option directly from Director by bequest or inheritance; and
(c) If Director ceases to be a member of the Board for any reason (other than the circumstances specified in paragraphs (a) and (b) of this Section 2) within the Option Period, including the failure of the stockholders of the Company to reelect Director as a director, the Option may be exercised, to the extent Director was able to do so at the date of termination of the directorship, only within three months after such termination (but not beyond the Option Period).
3. Agreement of Director. As consideration for the Company’s grant of the Option, Director agrees to continue to serve the Company as a director at the pleasure of the Company’s stockholders for a continuous period of one year from the Grant Date at the retainer rate and fee schedule, if any, in effect as of the date hereof or at such changed rate or schedule as the Company from time to time may establish; provided, that nothing in the Plan or in this Agreement shall confer upon Director any right to continue as a member of the Board.

4. Exercise of Option. Subject to the provisions of Section 2, the Option may be exercised, in whole or in part, by Director at any time or (with respect to partial exercises) from time to time during the Option Period and the method for exercising an Option shall be by the personal delivery to the Secretary of the Company of, or by the sending by United States registered or certified mail, postage prepaid, addressed to the Company (to the attention of its Secretary), of, written notice signed by Director specifying the number of shares of Common Stock with respect to which such Option is being exercised. Such notice shall be accompanied by the full amount of the purchase price of such shares, in cash and/or by delivery of shares of Common Stock already owned by Director having an aggregate Fair Market Value (determined as of the date of exercise) equal to the purchase price, including an actual or deemed multiple series of exchanges of such shares. Any such notice shall be deemed to have been given on the date of receipt thereof (in the case of personal delivery as above-stated) or on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as above-stated. In addition to the foregoing, promptly after demand by the Company, Director shall pay to the Company an amount equal to applicable withholding taxes, if any, due in connection with such exercise. No shares of Common Stock shall be issued upon exercise of an Option until full payment therefor and for all applicable withholding taxes has been made, and Director shall have none of the rights of a shareholder until shares of Common Stock are issued to Director.
5. Delivery of Certificates Upon Exercise of the Option. Delivery of a certificate or certificates representing the purchased shares of Common Stock shall be made promptly after receipt of notice of exercise and payment of the purchase price and the amount of any withholding taxes to the Company, if required, provided that the Company shall have such time as it reasonably deems necessary to qualify or register such shares under any law or governmental rule or regulation that it deems desirable or necessary.
6. Adjustments Upon Changes in Common Stock. In the event that before delivery by the Company of all the shares in respect of which the Option is granted, the Company shall have effected a Common Stock split or dividend payable in Common Stock, or the outstanding Common Stock of the Company shall have been combined into a smaller number of shares, the shares still subject to the Option shall be increased or decreased to reflect proportionately the increase or decrease in the number of shares outstanding, and the purchase price per share shall be decreased or increased so that the aggregate purchase price for all the then optioned shares shall remain the same as immediately prior to such split, dividend or combination. In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation, separation or reorganization, including a merger, consolidation or sale of assets, the Board shall make such adjustments, if any, as it may deem equitable in the number, purchase price and kind of shares still subject to the Option.
7. Transferability. The Option evidenced hereby is not transferable otherwise than by will or pursuant to the laws of descent and distribution or with the consent of the Board, and during the lifetime of Director is exercisable only by Director or his or her guardian or legal representative or by transferees of the Director in such circumstances as the Board may approve.
8. Construction. This Agreement shall be governed by, subject to and construed in accordance with all the provisions of the Plan.
9. Defined Terms. Unless the context clearly indicates otherwise, the words and phrases used in this Agreement shall have the meanings assigned to them under the provisions of the Plan.

10. Applicable Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the internal laws (and not the principles relating to conflicts of laws) of the State of Texas, except to the extent preempted by Federal law.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

The “Company”

BRIGHAM EXPLORATION COMPANY

By:
Ben M. Brigham
President and CEO

“Director”

Name:

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